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                                                        Exhibit j(1)



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 5, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of Credit Suisse Trust (consisting of Global Post-Venture Capital Portfolio, Global Technology Portfolio, International Focus Portfolio, Emerging Markets Portfolio, Large Cap Value Portfolio, Emerging Growth Portfolio, Small Cap Growth Portfolio, Blue Chip Portfolio and Small Cap Value Portfolio), which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Counsel" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

Two Commerce Square
Philadelphia, Pennsylvania
March 28, 2003